                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549



                                       FORM 8-K

                                    CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): JANUARY 14, 1998




                                     CIBER, INC.
             ------------------------------------------------------------
               (Exact name of registrant as specified in its charter )



       Delaware                       0-23488                38-2046833
----------------------------------------------------------------------------
 (State or other jurisdiction     (Commission               (IRS Employer
          of incorporation)          File Number)           Identification No.)

5251 DTC Parkway, Suite 1400, Englewood, Colorado                80111
-----------------------------------------------------------------------------


          Registrant's telephone number, including area code: (303)220-0100
                                                            ------------------

                                   CIBER, Inc.
                    Information to be included in the Report

ITEM 5. OTHER EVENTS

     On January 13, 1998, the Company reported revenues and earnings results for the three and six months ended December 31, 1997. The prior fiscal year, three month and six month information has been restated for poolings of interests through December 31, 1997.

     Revenues for the quarter ended December 31, 1997 were $116,674,000, an increase of 52% over revenues for the quarter ended December 31, 1996 of $76,808,000. Excluding one-time merger costs, pro forma net income for the December 1997 quarter was $7,823,000 or $.33 per share, an increase of 112% compared to $3,696,000 or $.17 per share for the December 1996 quarter. After merger costs, pro forma net income for the December 1997 quarter increased to $6,295,000 or $.27 per share, a 103% increase compared to $3,100,000 or $.14 per share for the December 1996 quarter.

     Revenues for the six months ended December 31, 1997 were $222,080,000, an increase of 50% over revenues for the period ended December 31, 1996 of $148,179,000. Excluding one-time merger costs, pro forma net income for the six months ended December 31, 1997 was $14,146,000 or $.60 per share, an increase of 95% compared to $7,240,000 or $.33 per share for the six months ended December 31, 1996. After merger costs, pro forma net income for the six months ended December 31, 1997 increased to $12,004,000 or $.51 per share, a 99% increase compared to $6,022,000 or $.28 per share for the six months ended December 31, 1996.

     Subsequent to June 30, 1997, the following companies have merged with the Company in business combinations accounted for as poolings of interests:

     KCM COMPUTER CONSULTING, INC. ("KCM"). On July 18, 1997, the Company issued 430,850 shares of its Common Stock in exchange for all of the outstanding common stock of KCM. KCM, located in Calverton, Maryland, provides consulting services similar to the Company's CIS Division.

     SOFTWAREXPRESS, INC. d/b/a RELIANT INTEGRATION SERVICES, INC. ("RELIANT"). On August 21, 1997, the Company issued 591,638 shares of its Common Stock and assumed substantially all of Reliant's liabilities in exchange for all of the assets of Reliant. Reliant, located in Menlo Park, California, provided network integration services and equipment, and has become part of the Company's subsidiary, CIBER Network Services, Inc.

     BAILEY & QUINN, INC. ("BQI"). On October 22, 1997, the Company issued approximately 74,000 shares of its Common Stock and assumed substantially all of BQI's liabilities in exchange for all of the assets of BQI. BQI, located in Norcross, Georgia, provided consulting services similar to the Company's CIS Division.

     THE CONSTELL GROUP, INC. ("CONSTELL").On October 24, 1997, the
Company issued 250,000 shares of its Common Stock in exchange for all of the outstanding common stock of Constell. Constell, headquartered in Elmwood Park, New Jersey, provides consulting services similar to the Company's CIS Division and the Company's subsidiary, Spectrum Technology Group, Inc.

     FINANCIAL DYNAMICS, INC. ("FDI"). On November 24, 1997, the Company issued 564,027 shares of its Common Stock, granted options for 48,610 shares of its common stock and assumed substantially all of FDI's liabilities in exchange for all of the assets of FDI. FDI, headquartered in McLean, Virginia, provided consulting services similar to the Company's subsidiary, Spectrum Technology Group, Inc.

     TECHWARE CONSULTING, INC. ("TECHWARE"). On November 26, 1997, the Company issued 373,918 shares of its Common Stock and assumed substantially all of Techware's liabilities in exchange for all of the assets of Techware. Techware, headquartered in Irving, Texas, provided consulting services similar to the Company's CIS Division.

     The following tables sets forth summary consolidated financial data of the Company restated to reflect the recent poolings-of-interests with Reliant, Constell, FDI and Techware. The poolings-of-interests with KCM and BQI are considered by management to be immaterial and therefore the following restated financial data has not been restated for such mergers.

                                                                                             Three Months        Six Months
                                                                                                Ended               Ended
                                                     Year Ended June 30,                      December 31,       December 31,
                                   ------------------------------------------------------  -----------------  ------------------
                                      1993       1994       1995       1996       1997      1996      1997      1996      1997
                                   ---------- ---------- ---------- ---------- ----------  -------  --------  --------  --------
                                                 In thousands, except per share data
STATEMENT OF OPERATIONS DATA:
Consulting services. . . . . . .    $  89,380  $ 108,195  $ 158,206  $ 209,006  $ 285,951  $66,278  $101,559  $127,585  $194,309
Product sales. . . . . . . . . .       24,192     31,518     31,219     29,734     47,101   10,530    15,115    20,594    27,771
                                    ---------  ---------  ---------  ---------  ---------  -------  --------  --------  --------
  Total revenues . . . . . . . .      113,572    139,713    189,425    238,740    333,052   76,808   116,674   148,179   222,080
                                    ---------  ---------  ---------  ---------  ---------  -------  --------  --------  --------
Cost of consulting services. . .       59,217     72,225    106,669    141,568    189,937   44,686    66,509    85,664   126,895
Cost of product sales. . . . . .       18,208     25,220     25,461     24,280     40,094    8,768    12,688    17,134    23,312
Selling, general and
  administrative expenses. . . .       29,721     33,420     44,200     54,032     70,565   17,105    23,900    33,033    47,061
Amortization of intangible
  assets . . . . . . . . . . . .          649        719      1,395      1,795      3,087      687       970     1,289     1,908
Merger costs . . . . . . . . . .           --         --      1,075        901      1,218      596     1,528     1,218     2,142
                                    ---------  ---------  ---------  ---------  ---------  -------  --------  --------  --------
  Operating income . . . . . . .        5,777      8,129     10,625     16,164     28,151    4,966    11,079     9,841    20,762
Interest and other income. . . .          131        198        188        920      1,170      331       331       591       639
Interest expense . . . . . . . .         (362)      (309)      (313)      (268)      (299)    (104)      (48)     (159)     (127)
                                    ---------  ---------  ---------  ---------  ---------  -------  --------  --------  --------
  Income from continuing operations
    before income taxes. . . . .        5,546      8,018     10,500     16,816     29,022    5,193    11,362    10,273    21,274
Income tax expense . . . . . . .        1,002      1,958      3,540      5,436     12,256    2,362     6,138     5,245    10,277
                                    ---------  ---------  ---------  ---------  ---------  -------  --------  --------  --------
  Income from continuing
    operations . . . . . . . . .        4,544      6,060      6,960     11,380     16,766    2,831     5,224     5,028    10,997
Income from discontinued
  operations . . . . . . . . . .          679        511         --         --         --       --        --        --        --
                                    ---------  ---------  ---------  ---------  ---------  -------  --------  --------  --------
  Net income . . . . . . . . . .        5,223      6,571      6,960     11,380     16,766    2,831     5,224     5,028    10,997
Pro forma adjustment to income
  tax expense. . . . . . . . . .       (1,423)    (1,355)      (699)    (1,201)       531      269     1,071       994     1,007
                                    ---------  ---------  ---------  ---------  ---------  -------  --------  --------  --------
Pro forma net income . . . . . .    $   3,800  $   5,216  $   6,261  $  10,179  $  17,297  $ 3,100   $ 6,295   $ 6,022   $12,004
                                    ---------  ---------  ---------  ---------  ---------  -------  --------  --------  --------
                                    ---------  ---------  ---------  ---------  ---------  -------  --------  --------  --------
Pro forma diluted income
  from continuing operations
  per share. . . . . . . . . . .    $    0.21  $    0.30  $    0.33  $    0.49  $    0.78  $  0.14   $  0.27   $  0.28   $  0.51
Pro forma diluted income
  per share. . . . . . . . . . .    $    0.24  $    0.31  $    0.33  $    0.49  $    0.78  $  0.14   $  0.27   $  0.28   $  0.51
Weighted average common and
  common equivalent shares . . .       15,771     16,575     19,090     20,689     22,140   21,906    23,652    21,773    23,454

BALANCE SHEET DATA:
Working capital. . . . . . . . .    $  10,522  $  14,431  $  15,084  $  46,139  $  64,670                      $44,818   $80,741
Total assets . . . . . . . . . .       34,943     51,467     62,567     91,705    139,908                      106,378   158,604
Long-term liabilities. . . . . .        3,000        400        300        410      1,025                        1,623        --
Shareholders' equity . . . . . .       12,271     27,372     32,300     64,879    108,368                       73,373   126,247


QUARTERLY STATEMENT OF OPERATIONS DATA:



                                              First       Second        Third          Fourth
IN THOUSANDS, EXCEPT PER SHARE DATA          Quarter      Quarter       Quarter        Quarter        Total
                                            ----------------------------------------------------------------

YEAR ENDED JUNE 30, 1997
     Revenues                            $    71,371    $  76,808     $   88,095    $   96,778     $  333,052
     Operating income                          4,875        4,966          8,529         9,781         28,151
     Net income                                2,197        2,831          5,462         6,276         16,766
     Pro forma net income                      2,922        3,100          5,241         6,034         17,297
     Pro forma diluted income per share,
       including merger costs            $      0.14    $    0.14     $     0.23    $     0.27     $     0.78

YEAR ENDED JUNE 30, 1996
     Revenues                            $    52,175    $  54,371     $   62,966    $   69,228     $  238,740
     Operating income                          3,972        3,394          4,090         4,708         16,164
     Net income                                2,510        3,132          2,915         2,823         11,380
     Pro forma net income                      2,356        2,144          2,645         3,034         10,179
     Pro forma diluted income per share,
       including merger costs            $      0.12    $     .10     $     0.12    $     0.14      $    0.49


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CIBER, INC.

Date: January 14, 1998                     By: /s/ Christopher L. Loffredo
                                              ------------------------------
                                              Christopher L. Loffredo
                                              V.P./Chief Accounting Officer